UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 10, 2019

National American University Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34751	83-0479936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5301 Mt. Rushmore RoadRapid City, SD	55701
(Address of principal executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (605) 721-5220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act: None

Item 1.01
Entry into a Material Definitive Agreement.

On May 10, 2019, Dlorah, Inc., a South Dakota corporation (“Dlorah”) and a wholly owned subsidiary of National American University Holdings, Inc., a Delaware corporation (the “Company”), entered into a Loan Agreement (the “Loan Agreement”) with Center for Excellence in Higher Education, Inc., an Indiana non-profit corporation (the “Lender”). The Loan Agreement provides for a term loan in the principal amount of $8,500,000 (the “Loan”), which is evidenced by that certain Promissory Note dated May 10, 2019 (the “Note”). The Loan is secured by certain other loan instruments given by Dlorah in favor of the Lender, including the Real Estate Mortgage encumbering certain land situated in Pennington County, South Dakota (the “Mortgage”), the Account Control Agreement granting a security interest in the Letter of Credit Collateral Account, two Aircraft and Engine Security Agreements granting security interests in two aircraft, the Absolute Assignment of Leases and Rents granting a security interests to certain lease and rent proceeds, the Partnership Security Agreement granting a security interest in certain ownership interests in a partnership, and such other documents and instruments which evidence, secure, or pertain to the Loan (collectively, together with the Note and the Mortgage, the “Loan Documents”). Any terms not defined herein have the meanings set forth in the Loan Agreement.

Amount. The Loan Agreement provides for an $8,500,000 million term loan.

Purpose.  The purpose of the Loan is to provide a source of cash collateral to Dlorah to secure a letter of credit issued by Black Hills Community Bank N.A. (the “Senior Lender”) for the benefit of the United States Department of Education (“Department”) in the amount of $7,330,557 (the “Letter of Credit”) and to discharge a judgment lien on real estate owned by Dlorah in the amount of $838,871.31.

Maturity. The Loan matures on May 31, 2020 (the “Maturity Date”) unless accelerated pursuant to an event of default, as described below. All amounts outstanding under the Loan will be due and payable upon the earlier of the Maturity Date or the acceleration of the Loan upon an Event of Default.

Interest Rate. The Loan bears interest at a rate per annum of (a) 7%, until the Maturity Date, accruing on an Actual 360 Basis (as defined below); and (b) the Default Rate (as defined below), on and after the Maturity Date. The term “Actual 360 Basis” means the method of calculation of interest under the Note, whereby interest shall accrue based on the actual number of calendar days in each month and a 360 day year. The term “Default Rate” means interest at the lesser of: (a) the highest rate allowed under applicable law at the time of an Event of Default, as determined by Lender, or (b) ten percent (10%) per annum.

Loan Origination Fee. Dlorah paid a non-refundable loan origination fee equal to $250,000 to the Lender, along with the Lender’s attorney’s fees.

Prepayment Privilege. Dlorah has the right to prepay all or any part of the outstanding indebtedness at any time, without premium or penalty, without waiving any right to demand subsequent advances pursuant to the terms of the Note.

Repayment Terms. Under the Note, Dlorah agreed to make (a) monthly payments of accrued and unpaid interest beginning on July 1, 2019, and (b) a final payment of all outstanding principal, accrued and unpaid interest and all other sums payable pursuant to the Note on the Maturity Date.

Covenants; Representations and Warranties; Other Provisions. The Loan Agreement contains customary representations, warranties and covenants. Covenants of Dlorah include: payment of taxes, maintenance of existence, preservation of property, maintenance of insurance, completion of financial statements and tax returns, notification to the Lender of default or litigation, allowing the Lender to inspect Dlorah’s books and records, payment of all other liens against the Collateral, obtaining no other liens, no change in control, no material change in business, and no material cash distributions. Also, if Dlorah obtains a loan from Dougherty Mortgage LLC, a Delaware limited liability company, secured by all or a portion of the real estate subject to the Mortgage, the Lender will release the Mortgage or subordinate the Mortgage to the Lien of Dougherty’s mortgage if Dlorah complies with certain conditions, including depositing proceeds into Lender’s account and preparing a plan for the sale of real estate owned by Dlorah.

Default Provisions. The Loan Agreement provides for Events of Default customary for loan agreements of this type, including late payment, breach of any term or covenant of any Loan Document, certain judgments against Dlorah, material injury or destruction of the Collateral, transfer or encumbrance of the Collateral, bankruptcy, and the occurrence of a Material Adverse Effect on Dlorah. Upon an event of default relating to the payment of money, destruction or conveyance of the Collateral, or bankruptcy, the amounts outstanding under the Loan Agreement will become immediately due and payable. For all other events of default, the Lender must give Dlorah notice and an opportunity to cure the default. Upon the occurrence of any Event of Default, the Lender may, after giving notice and the expiration of the cure period, accelerate the Note and declare all Indebtedness immediately due and payable.

Intercreditor Agreement. In connection with the Loan Agreement, Dlorah and the Lender entered into an Intercreditor and Subordination Agreement with the Senior Lender, which provides that the Senior Lender has a first priority security interest in the Letter of Credit Collateral Account.

The foregoing description of the Loan Agreement is qualified in its entirety by reference to the full text of the Loan Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 2.03
Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 8, 2019, the Company received a letter from the Department in which it determined that National American University (“NAU”) did not meet its financial responsibility standards for institutions that participate in Title IV programs. As a result, the letter required, among other things, NAU to post a letter of credit to the Department in the amount of $10,995,835, representing 15% of the Title IV program funds awarded during the Company’s fiscal year ended May 31, 2018, to be accompanied by the provisional form of certification to participate in Title IV programs (the “Provisional Certification Alternative”). The March 8, 2019 letter from the Department also placed NAU on the Heightened Cash Monitoring 1 payment method for receipt of Title IV funds, and required ongoing cash balance and cash flow reports to the Department and notification to the Department of certain specified financial events.

In response to a request from NAU, the Department provided NAU with two additional options under the Provisional Certification Alternative: (1) NAU may post an irrevocable letter of credit in the amount of 10% of its Title IV program funds for its fiscal year ended May 31, 2018 (calculated by the Department to be $7,330,557); or (2) NAU may be placed on the Heightened Cash Monitoring 2 (“HCM2”) payment method for receipt of Title IV program funds and the Department will withhold a percentage of each HCM2 payment until NAU has funded an account equal to the letter of credit requirement of $7,330,557. The Department further stated that there will be a supplemental review of the Company’s total Title IV receipts for its fiscal year ending May 31, 2019 to determine at that time if the additional 5% letter of credit amount (calculated by the Department to be $3,665,278) requested by the Department’s letter of March 8, 2019 will still be required.

On April 30, 2019, NAU responded to the Department’s letter and selected the posting of an irrevocable letter of credit in the amount of 10% of its Title IV program funds for its fiscal year ended May 31, 2018. On May 10, 2019, the Senior Lender issued an irrevocable letter of credit on behalf of NAU in the amount of $7,330,557 for the benefit of the Department. The letter of credit expires on May 31, 2020.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.
Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
10.1	Loan Agreement, dated May 10, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC.

Date: May 14, 2019	By:	/s/Ronald L. Shape
Ronald L. Shape, Ed. D.
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Loan Agreement, dated May 10, 2019